UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014

OMNIAMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34605	27-0983595
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1320 South University Drive, Suite 900, Fort Worth, Texas		76107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 367-4640

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On October 14, 2014, OmniAmerican Bancorp, Inc. ("OmniAmerican") held a Special Meeting of Stockholders. At the Special Meeting, the stockholders voted to approve the merger of Omega Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Southside Bancshares, Inc., a Texas corporation ("Southside"), with and into OmniAmerican, with OmniAmerican as the surviving corporation, referred to as the first merger. In addition, the stockholders approved, on an advisory (non-binding) basis, certain compensation that will or may become payable to OmniAmerican's named executive officers in connection with the first merger. A breakdown of the votes cast is set forth below.
1. A proposal to approve the merger of Omega Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Southside, with and into OmniAmerican, with OmniAmerican as the surviving corporation.

For	Against	Abstain
8,581,627	62,780	192,415

2. A proposal to approve, on an advisory (non-binding) basis, certain compensation that will or may become payable to OmniAmerican's named executive officers in connection with the first merger.

For	Against	Abstain
8,073,918	636,978	125,926
3. A proposal to approve one or more adjournments of the OmniAmerican Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the first merger.

For	Against	Abstain
8,322,256	481,596	52,998

Item 8.01     Other Events

On October 15, 2014, OmniAmerican and Southside issued a joint press release announcing the results of the stockholder vote at the OmniAmerican Special Meeting and the results of the shareholder vote at the Southside Special Meeting of Shareholders, each held on October 14, 2014. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit Number	Description
99.1	Joint Press Release of OmniAmerican Bancorp, Inc. and Southside Bancshares, Inc., dated October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OmniAmerican Bancorp, Inc.

DATE: October 15, 2014	By:	/s/ Deborah B. Wilkinson
Deborah B. Wilkinson
Senior Executive Vice President and Chief Financial Officer